Exhibit 99.1

Cornerstone OnDemand Announces Second Quarter 2021 Financial Results

SANTA MONICA, Calif. – August 5, 2021 – Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results1 for its second quarter ended June 30, 2021. Additionally, in a separate release, Cornerstone announced it has entered into a definitive agreement to be acquired by Clearlake Capital Group, L.P. (together with certain of its affiliates, “Clearlake”). Under the terms of the agreement, Clearlake will acquire the outstanding shares of Cornerstone common stock for $57.50 per share in cash. The transaction has an enterprise value of approximately $5.2 billion.

Second Quarter 2021 Results2:

•	Revenue for the second quarter of 2021 was $214.3 million. This represents a 16.3% increase compared to the same period of the prior year.

•	Subscription revenue for the second quarter of 2021 was $206.8 million. This represents a 16.7% increase compared to the same period of the prior year.

•

Income (loss) from operations for the second quarter of 2021 was $20.9 million, yielding a margin of 9.8%, compared to income (loss) from operations of $(22.4) million and a margin of (12.1)% in the same period of the prior year.

•

Non-GAAP operating income for the second quarter of 2021 was $68.6 million, yielding a non-GAAP operating margin of 32.0%, compared to non-GAAP operating income of $39.9 million and a non-GAAP operating margin of 21.6% in the same period of the prior year.

•

Net loss for the second quarter of 2021 was $(0.4) million, or $(0.01) diluted net loss per share, compared to net loss of $(12.0) million, or $(0.19) diluted net loss per share, in the same period of the prior year.

•

Non-GAAP net income for the second quarter of 2021 was $51.9 million, or $0.73 non-GAAP diluted net income per share, compared to non-GAAP net income of $27.2 million, or $0.40 non-GAAP diluted net income per share, in the same period of the prior year.

•

Net cash provided by operating activities for the second quarter of 2021 was $45.3 million, yielding a margin of 21.1%, compared to net cash provided by operating activities of $22.8 million and a margin of 12.4% in the same period of the prior year.

•

Unlevered free cash flow for the second quarter of 2021 was $44.3 million, yielding a margin of 20.7%, compared to unlevered free cash flow of $15.4 million and a margin of 8.4% in the same period of the prior year. Unlevered free cash flow for the second quarter of 2021 includes approximately $4.2 million of restructuring and acquisition-related cash outflows.

Recent Highlights:

•

IDC MarketScape named Cornerstone as a leader in its Worldwide Integrated Talent Management Vendor Assessment reports for learning management, talent management, performance management, and compensation management.

•

Cornerstone hosted the Learning Content Summit: Reunite, Rebuild, Recharge, a free, virtual opportunity for organizations and their people to get valuable, timely insights and information to help drive much-needed skill development and agility at work.

•

Cornerstone was selected as one of the 2021 Top 20 Online Learning Library Companies by Training Industry. Selection of this year’s list was based on breadth and quality of courses and content; quality of features and capabilities; industry visibility, innovation, and impact; strength of clients and geographic reach; and company size and growth potential.

[1]

Non-GAAP operating income, non-GAAP operating income margin, non-GAAP net income, non-GAAP diluted net income per share, unlevered free cash flow, and unlevered free cash flow margin are non-GAAP financial measures. See the discussion in the section titled “Non-GAAP Financial Measures and Other Key Metrics” and the reconciliations at the end of this press release.

[2]	On April 22, 2020, Cornerstone acquired Saba Software, Inc. (“Saba”); the discussion herein includes Saba’s results for the post-acquisition period.

Quarterly Conference Call

In light of the announced transaction with Clearlake, Cornerstone will not hold its earnings conference call previously scheduled for today, August 5, 2021 at 5 p.m. ET.

About Cornerstone

Cornerstone powers the future ready workforce, with HR software and solutions designed to unite people, teams, technology and business, and inspire a work environment of growth, agility and success for all. With an AI-powered and skills-forward system designed for the contemporary workforce, we help organizations modernize the learning and development experience, deliver the most relevant content from anywhere, accelerate talent and career mobility, and establish skills as the universal language of growth and success across the business. Cornerstone serves over 6,000 customers and 75M users and is available in 180 countries and 50 languages. Learn more at https://www.cornerstoneondemand.com/

Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.

Non-GAAP Financial Measures and Other Key Metrics

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures and other key metrics. These non-GAAP financial measures and other key metrics include:

(i)	non-GAAP cost of revenue, which is defined as cost of revenue less stock-based compensation and amortization of intangible assets;

(ii)	annual recurring revenue, which is defined as the annualized recurring value of all active contracts at the end of a reporting period;

(iii)

net annual dollar retention rate, which is defined as the percentage of annual recurring revenue from all customers on the first day of a fiscal year that is retained from those same customers on the last day of that same fiscal year. This percentage excludes all annual recurring revenue from new customers added during the fiscal year. Incremental sales during the fiscal year to customers are included in the calculation solely for customers that existed as of the first day of the fiscal year. Therefore, it is possible for our net annual dollar retention rate to exceed 100% in a given fiscal year if incremental sales to existing customers exceed the churn in annual recurring revenue from those same customers during that year.

Prior to 2020, incremental sales were only included to the extent those sales offset any decrease in annual recurring revenue from the original amount on the first day of the fiscal year and therefore, the historical net annual dollar retention rate could never exceed 100%. Beginning in 2020, this ratio includes all customers. Previously, Cornerstone for Salesforce, Cornerstone PiiQ, Grovo, and Workpop customers were excluded from the calculation. We believe that our net annual dollar retention rate is an important metric to measure the long-term value of customer agreements and our ability to retain and incrementally sell to our customers;

(iv)

unlevered free cash flow, a non-GAAP financial measure, which is defined as net cash provided by operating activities minus capital expenditures and capitalized software costs plus cash paid for interest;

(v)	unlevered free cash flow margin, a non-GAAP financial measure, which is defined as unlevered free cash flow divided by revenue;

(vi)

non-GAAP net income and non-GAAP diluted net income per share, which exclude, for the periods in which they are presented, stock-based compensation, amortization of intangible assets, acquisition-related and integration expenses, restructuring expenses, accretion of debt discount and amortization of debt issuance costs, discrete tax items, fair value adjustments on strategic investments, and excludes the impacts of unamortized stock-based compensation expense in applying the treasury method for determining the non-GAAP weighted average number of dilutive shares outstanding;

(vii)	non-GAAP gross profit and non-GAAP gross margin, which exclude stock-based compensation and amortization of intangible assets reflected in cost of revenue;

(viii)

non-GAAP operating income and non-GAAP operating income margin, which are defined as income or loss from operations excluding stock-based compensation, amortization of intangible assets, acquisition-related and integration expenses, and restructuring expenses;

(ix)	non-GAAP operating expenses, which exclude stock-based compensation, amortization of intangible assets, acquisition-related and integration expenses, and restructuring expenses; and

(x)

non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation and amortization of intangible assets attributable to the corresponding GAAP financial measures.

The Company’s management uses these non-GAAP financial measures and other key metrics internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures and key metrics to help investors understand the operational performance of their businesses. In addition, the Company believes that the following non-GAAP adjustments are useful to management and investors for the following reasons:

•

Stock-based compensation. The Company excludes stock-based compensation expense because it is non-cash in nature, and management believes that its exclusion provides additional insight into the Company’s operational performance and also provides a useful comparison of the Company’s operating results to prior periods and its peer companies. Additionally, determining the fair value of certain stock-based awards involves a high degree of judgment and estimation. The expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of such awards.

•

Amortization of intangible assets. The Company excludes amortization of acquired intangible assets because the expense is a non-cash item and management believes that its exclusion provides meaningful supplemental information regarding the Company’s operational performance and allows for a useful comparison of its operating results to prior periods and its peer companies.

•

Acquisition-related and integration. The Company excludes expenses related to acquisitions and integration because the expenses are discrete to specific acquisitions and are not necessarily indicative of its continuing operations. The Company believes that the exclusion of these expenses provides investors with a supplemental view of the Company’s operational performance.

•

Restructuring. The Company excludes expenses related to restructuring because the expense is not indicative of its continuing operations. The Company believes that the exclusion of these expenses provides investors with a supplemental view of the Company’s operational performance.

•

Accretion of debt discount and amortization of debt issuance costs. The Company recognizes effective interest expense on its debt. The difference between the effective interest expense and the contractual interest expense, which is composed of accretion of debt discount and amortization of debt issuance costs, is excluded from management’s assessment of the Company’s operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. In addition, the exclusion of these items provides a useful comparison of the Company’s operating results to prior periods and its peer companies.

•

Discrete tax items. The Company excludes discrete income tax charges or benefits that are not expected to recur because the items are not indicative of continuing operations. The Company believes that the exclusion of these items provides investors with a supplemental view of the Company’s operational performance.

•

Fair value adjustments on strategic investments. The Company views the increase or decrease in the fair value of its strategic investments as not indicative of operational performance during any particular period and believes that the exclusion of these gains or losses provides investors with a supplemental view of the Company’s operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. For the periods presented, reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures have been provided in the tables included as part of this press release.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to Company stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on the Company’s website at www.cornerstoneondemand.com or by contacting Company Investor Relations at (310) 526-2531.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. Cornerstone and Clearlake and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Cornerstone stockholders in connection with the proposed transaction. Information about Cornerstone’s directors and executive officers in the proposed transaction will be included in the proxy statement described above. Additional information regarding these individuals is set forth in Cornerstone’s Annual Report on Form 10-K for the fiscal year ended December 30, 2020, the definitive proxy statement on Schedule 14A for Cornerstone’s most recent Annual Meeting of Stockholders held in June 2021, and Cornerstone’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021. To the extent Cornerstone’s directors and executive officers or their holdings of Cornerstone securities have changed from the amounts disclosed in those filings, to Cornerstone’s knowledge, such changes have been or will be reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These documents are (or, when filed, will be) available free of charge at the SEC’s website at www.sec.gov or at Cornerstone’s website at www.cornerstoneondemand.com.

Forward-Looking Statements

This communication contains forward-looking statements which include, but are not limited to, statements regarding expected timing, completion and effects of the proposed merger. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Cornerstone’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the proposed merger, satisfaction of closing conditions precedent to the consummation of the proposed merger, potential delays in consummating the merger, the ability of Cornerstone to timely and successfully achieve the anticipated benefits of the merger and the impact of health epidemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Cornerstone’s most recent filings with the SEC, including Cornerstone’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov.

The forward-looking statements included in this communication are made only as of the date hereof. Cornerstone assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Cornerstone OnDemand, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$147,025	$153,151
Accounts receivable, net	140,751	221,461
Deferred commissions, current portion	48,291	45,786
Prepaid expenses and other current assets	34,194	30,615

Total current assets	370,261	451,013
Capitalized software development costs, net	55,060	50,812
Property and equipment, net	25,520	32,271
Operating right-of-use assets	65,256	74,419
Deferred commissions, net of current portion	88,956	89,698
Long-term investments	1,867	8,565
Intangible assets, net	388,185	436,290
Goodwill	962,280	961,322
Deferred tax assets	19,877	19,169
Other assets	11,770	11,010

Total assets	$1,989,032	$2,134,569

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses, and other current liabilities	$118,425	$129,908
Deferred revenue, current portion	404,350	446,886
Operating lease liabilities, current portion	14,417	10,830
Debt, current portion	8,297	10,047

Total current liabilities	545,489	597,671
Debt, net of current portion	1,063,048	1,176,239
Deferred revenue, net of current portion	2,066	5,184
Operating lease liabilities, net of current portion	57,081	65,911
Deferred tax liabilities	7,378	11,936
Other liabilities, non-current	5,403	8,754

Total liabilities	1,680,465	1,865,695
Stockholders’ equity:
Common stock, $0.0001 par value	7	6
Additional paid-in capital	887,692	835,069
Accumulated deficit	(577,485)	(564,662)
Accumulated other comprehensive loss	(1,647)	(1,539)

Total stockholders’ equity	308,567	268,874

Total liabilities and stockholders’ equity	$1,989,032	$2,134,569

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$214,343	$184,358	$423,616	$334,494
Cost of revenue [1,2]	60,775	58,000	121,311	99,924

Gross profit	153,568	126,358	302,305	234,570
Operating expenses:
Sales and marketing [1,2]	67,782	64,942	137,517	120,272
Research and development [1]	27,227	28,338	57,997	52,423
General and administrative [1,2]	31,536	25,620	63,098	50,345
Acquisition-related and integration	1,341	20,093	2,871	26,904
Restructuring[1]	4,764	9,733	10,853	9,733

Total operating expenses	132,650	148,726	272,336	259,677

Income (loss) from operations	20,918	(22,368)	29,969	(25,107)
Other income (expense):
Interest expense	(16,302)	(18,219)	(35,072)	(23,720)
Loss on extinguishment of debt and related expenses	(3,108)	—	(3,108)	—
Other, net	388	(514)	(4,516)	(5,878)

Other expense, net	(19,022)	(18,733)	(42,696)	(29,598)

Income (loss) before income tax (provision) benefit	1,896	(41,101)	(12,727)	(54,705)
Income tax (provision) benefit	(2,267)	29,114	(96)	28,943

Net loss	$(371)	$(11,987)	$(12,823)	$(25,762)

Net loss per share, basic and diluted	$(0.01)	$(0.19)	$(0.19)	$(0.41)

Weighted average common shares outstanding, basic and diluted	66,330	63,593	65,866	62,612

[1]	Includes stock-based compensation as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Cost of revenue	$2,261	$2,122	$4,317	$4,823
Sales and marketing	5,393	5,628	11,690	14,212
Research and development	3,357	2,724	7,412	7,524
General and administrative	6,212	3,421	12,085	10,506
Restructuring	1,303	208	2,504	208

Total	$18,526	$14,103	$38,008	$37,273

[2]	Includes amortization of intangible assets as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Cost of revenue	$9,518	$7,396	$19,008	$9,059
Sales and marketing	14,191	10,679	28,373	10,762
General and administrative	603	453	1,206	453

Total	$24,312	$18,528	$48,587	$20,274

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Cash flows from operating activities
Net loss	$(371)	$(11,987)	$(12,823)	$(25,762)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	34,309	31,195	71,109	43,159
Accretion of debt discount and amortization of debt issuance costs	3,966	3,597	8,150	4,687
Net foreign currency and other loss	(767)	1,604	4,161	6,783
Stock-based compensation expense	18,526	14,103	38,008	37,273
Deferred income taxes	(1,801)	(30,636)	(6,004)	(30,636)
Bad debt (recoveries) expense	(280)	801	(586)	1,248
Loss on extinguishment of debt	1,999	—	1,999	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,666)	(14,182)	78,728	21,334
Deferred commissions	(3,366)	(3,786)	(1,118)	(3,204)
Prepaid expenses and other assets	1,774	15,870	(4,714)	9,320
Accounts payable, accrued expenses, and other current liabilities	16,710	27,632	(11,628)	9,497
Deferred revenue	(23,971)	(7,354)	(45,486)	(42,911)
Other liabilities, non-current	1,254	(4,083)	3,631	(2,026)

Net cash provided by operating activities	45,316	22,774	123,427	28,762

Cash flows from investing activities
Purchases of marketable investments	—	—	—	(20,419)
Maturities and sales of investments	—	—	—	272,173
Capital expenditures	(1,694)	(1,304)	(2,637)	(2,275)
Capitalized software costs	(7,440)	(6,135)	(15,161)	(13,524)
Cash paid for acquisitions, net of cash acquired	—	(1,279,533)	—	(1,298,172)

Net cash used in investing activities	(9,134)	(1,286,972)	(17,798)	(1,062,217)

Cash flows from financing activities
Repayment of debt	(22,074)	—	(124,586)	—
Proceeds from term loan debt, net of discount	—	979,582	—	979,582
Payments of debt issuance and modification costs	(146)	(30,268)	(146)	(30,268)
Proceeds from employee stock plans	4,596	2,497	12,107	12,627

Net cash (used in) provided by financing activities	(17,624)	951,811	(112,625)	961,941

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(226)	(2,162)	961	(2,788)

Net increase (decrease) in cash, cash equivalents, and restricted cash	18,332	(314,549)	(6,035)	(74,302)
Cash, cash equivalents, and restricted cash at beginning of period	131,487	456,154	155,854	215,907

Cash, cash equivalents, and restricted cash at end of period[1]	$149,819	$141,605	$149,819	$141,605

Supplemental cash flow data
Cash paid for interest	$8,101	$59	$27,077	$8,684
Cash paid for income taxes	1,214	1,588	3,888	2,543
Non-cash investing and financing activities:
Capitalized assets financed by accounts payable and accrued expenses	318	275	318	275
Capitalized stock-based compensation	1,146	1,925	2,424	4,115
Issuance of common stock for partial consideration for acquisition	—	32,889	—	32,889
Increase in debt discount as a result of modification of Convertible Notes	—	18,598	—	18,598

[1]	Below is a reconciliation of cash, cash equivalents, and restricted cash:

	As of June 30,
	2021	2020
Cash and cash equivalents	$147,025	$136,492
Restricted cash included in prepaid expenses and other current assets	396	3,837
Restricted cash included in other assets	2,398	1,276

Total cash, cash equivalents, and restricted cash	$149,819	$141,605

Cornerstone OnDemand, Inc.

RECONCILIATIONS OF COST OF REVENUE TO NON-GAAP COST OF REVENUE, GROSS PROFIT, AND GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, INCOME (LOSS) FROM OPERATIONS TO NON-GAAP OPERATING INCOME, AND OPERATING MARGIN TO NON-GAAP OPERATING MARGIN

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Reconciliation of cost of revenue, gross profit, and gross margin:
Revenue	$214,343	$184,358	$423,616	$334,494
Cost of revenue	60,775	58,000	121,311	99,924

Gross profit	$153,568	$126,358	$302,305	$234,570

Gross margin	71.6%	68.5%	71.4%	70.1%
Cost of revenue	$60,775	$58,000	$121,311	$99,924
Adjustments to cost of revenue:
Stock-based compensation[1]	(2,261)	(2,122)	(4,317)	(4,260)
Amortization of intangible assets	(9,518)	(7,396)	(19,008)	(9,059)

Total adjustments to cost of revenue	(11,779)	(9,518)	(23,325)	(13,319)

Non-GAAP cost of revenue	48,996	48,482	97,986	86,605

Non-GAAP gross profit	$165,347	$135,876	$325,630	$247,889

Non-GAAP gross margin	77.1%	73.7%	76.9%	74.1%
Reconciliation of income (loss) from operations and operating margin:
Income (loss) from operations	$20,918	$(22,368)	$29,969	$(25,107)
Operating margin	9.8%	(12.1)%	7.1%	(7.5)%
Adjustments to income (loss) from operations:
Stock-based compensation[1,3]	17,223	13,895	35,504	33,004
Amortization of intangible assets	24,312	18,528	48,587	20,274
Acquisition-related and integration[2]	1,341	20,093	2,871	26,904
Restructuring[3]	4,764	9,733	10,853	9,733

Total adjustments to income (loss) from operations	47,640	62,249	97,815	89,915

Non-GAAP operating income	$68,558	$39,881	$127,784	$64,808

Non-GAAP operating margin	32.0%	21.6%	30.2%	19.4%

[1]

The difference between stock-based compensation presented above and stock-based compensation as reported in the consolidated statement of operations for the six months ended June 30, 2020, represents an amount accrued for cash bonuses as of December 31, 2019, which was settled in equity during the first quarter of 2020.

Six Months Ended
June 30,
2020
Cost of revenue	$4,260
Sales and marketing	13,302
Research and development	6,110
General and administrative	9,332

Total	$33,004

[2]

Expenses related to the acquisitions of Saba Software, Inc. and Clustree SAS primarily consisting of external professional services directly associated with the acquisitions, such as advisory fees, accounting and legal costs, filing fees, due diligence, and integration costs.

[3]	Stock-based compensation related to restructuring is presented in the restructuring line item.

Cornerstone OnDemand, Inc.

RECONCILIATIONS OF NET LOSS TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net loss	$(371)	$(11,987)	$(12,823)	$(25,762)
Adjustments to net loss
Stock-based compensation[1,3]	17,223	13,895	35,504	33,004
Amortization of intangible assets	24,312	18,528	48,587	20,274
Acquisition-related and integration[2]	1,341	20,093	2,871	26,904
Restructuring[3]	4,764	9,733	10,853	9,733
Accretion of debt discount and amortization of debt issuance costs[4]	3,966	3,597	8,150	4,687
Income tax provision (benefit)	795	(26,659)	430	(26,659)
Fair value adjustment on strategic investments[5]	(117)	—	6,745	—

Total adjustments to net loss	52,284	39,187	113,140	67,943

Non-GAAP net income	$51,913	$27,200	$100,317	$42,181

Non-GAAP basic net income per share	$0.78	$0.43	$1.52	$0.67
Non-GAAP diluted net income per share	$0.73	$0.40	$1.43	$0.62
Weighted-average common shares outstanding, basic	66,330	63,593	65,866	62,612
Non-GAAP weighted-average common shares outstanding, diluted	70,856	68,314	70,243	67,841

[1]

The difference between stock-based compensation presented above and stock-based compensation as reported in the consolidated statement of operations for the six months ended June 30, 2020, represents an amount accrued for cash bonuses as of December 31, 2019, which was settled in equity during the first quarter of 2020.

[2]

Expenses related to the acquisitions of Saba Software, Inc. and Clustree SAS primarily consisting of external professional services directly associated with the acquisitions, such as advisory fees, accounting and legal costs, filing fees, due diligence, and integration costs.

[3]	Stock-based compensation related to restructuring is presented in the restructuring line item.
[4]

Debt discount accretion and debt issuance cost amortization have been recorded in connection with our issuance of (i) $1.0047 billion of term loan debt on April 22, 2020 as well as the modification of this debt on April 23, 2021 to effectuate a repricing; and (ii) $300.0 million in convertible notes on December 8, 2017 as well as the modification of these convertible notes on April 20, 2020 to extend the maturity date from July 1, 2021 to March 17, 2023. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

[5]	A write-up of approximately $0.1 million was recognized during the three months ended June 30, 2021 related to a strategic investment.

Cornerstone OnDemand, Inc.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO UNLEVERED FREE CASH FLOW AND UNLEVERED FREE CASH FLOW MARGIN

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Reconciliation of unlevered free cash flow:
Net cash provided by operating activities	$45,316	$22,774	$123,427	$28,762
Capital expenditures	(1,694)	(1,304)	(2,637)	(2,275)
Capitalized software costs	(7,440)	(6,135)	(15,161)	(13,524)
Cash paid for interest	8,101	59	27,077	8,684

Unlevered free cash flow	$44,283	$15,394	$132,706	$21,647

Unlevered free cash flow margin	20.7%	8.4%	31.3%	6.5%

Cornerstone OnDemand, Inc.

TRENDED OPERATIONAL & FINANCIAL HIGHLIGHTS

(unaudited)

The following metrics are intended as a supplement to the financial statements found in this press release and other information furnished to or filed with the SEC. In the event of discrepancies between amounts in these tables and the Company’s historical disclosures or financial statements, readers should rely on the Company’s filings with the SEC and financial statements in the Company’s most recent earnings press release.

The Company intends to periodically review and refine the definition, methodology, and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or change, and such changes could be material.

	FY 2020				FY 2021
	Q1’20	Q2’20	Q3’20	Q4’20	Q1’21	Q2’21	FY18	FY19	FY20
SELECTED METRICS:
Number of customers[1]	3,522	6,308	6,229	6,157	6,084	6,035	3,333	3,508	6,157
% y/y	4.6%	84.3%	80.8%	75.5%	72.7%	(4.3)%	2.6%	5.3%	75.5%
% q/q	0.4%	79.1%	(1.3)%	(1.2)%	(1.2)	(0.8)	n/a	n/a	n/a
Number of employees	1,975	3,184	3,027	2,919	2,818	2,714	1,953	1,993	2,919
% y/y	(2.1)%	56.5%	52.4%	46.5%	42.7%	(14.8)%	3.3%	2.0%	46.5%
% q/q	(0.9)%	61.2%	(4.9)%	(3.6)%	(3.5)	(3.7)	n/a	n/a	n/a
Net annual dollar retention rate[2]	n/a	n/a	n/a	n/a	n/a	n/a	105.7%	104.6%	95.1%
Annual recurring revenue (in thousands)	n/a	n/a	n/a	n/a	n/a	n/a	510,000	575,000	840,000
Net cash provided by operating activities (in thousands)	5,988	22,774	33,147	35,025	78,111	45,316	90,253	115,549	96,934
Unlevered free cash flow (in thousands)	6,253	15,394	55,929	36,356	88,423	44,283	63,471	90,203	113,932
Unlevered free cash flow margin	4.2%	8.4%	28.0%	17.6%	42.3%	20.7%	11.8%	15.6%	15.4%
FINANCIAL DATA (in thousands, except percentages):
Revenue	150,136	184,358	199,498	206,924	209,273	214,343	537.891	576,523	740,916
Subscription revenue	144,421	177,217	185,643	197,878	200,584	206,821	473.052	542,968	705,159
% y/y growth	10.0%	33.7%	35.1%	39.6%	38.9%	16.7%	n/a	14.8%	29.9%
Subscription revenue % of total revenue	96.2%	96.1%	93.1%	95.6%	95.8%	96.5%	87.9%	94.2%	95.2%
(Loss) income from operations	(2,739)	(22,368)	(1,618)	(4,826)	9,051	20,918	(7.769)	11,933	(31,551)
MARGIN DATA:
Gross margin	72.1%	68.5%	67.7%	69.8%	71.1%	71.6%	73.2%	74.1%	69.4%
Sales and marketing % of revenue	36.9%	35.2%	36.0%	35.5%	33.3%	31.6%	41.8%	39.5%	35.8%
Research and development % of revenue	16.0%	15.4%	14.9%	14.9%	14.7%	12.7%	14.3%	17.5%	15.2%
General and administrative % of revenue	16.5%	13.8%	14.5%	15.2%	15.1%	14.7%	16.7%	15.0%	14.9%
Acquisition-related and integration % of revenue	4.5%	10.9%	2.4%	2.7%	0.7%	0.6%	0.2%	—	5.0%
Restructuring % of revenue	—	5.3%	0.7%	3.9%	2.9%	2.2%	1.7%	—	2.6%
Operating margin	(1.8)%	(12.1)%	(0.8)%	(2.3)%	4.3%	9.8%	(1.4)%	2.1%	(4.3)%
NON-GAAP MARGIN DATA:
Non-GAAP gross margin	74.6%	73.7%	73.5%	75.2%	76.6%	77.1%	74.1%	76.0%	74.2%
Non-GAAP sales and marketing % of revenue	31.7%	26.4%	25.3%	25.4%	23.5%	22.5%	37.2%	34.7%	26.9%
Non-GAAP research and development % of revenue	13.8%	13.9%	12.7%	12.3%	12.8%	11.1%	12.1%	14.8%	13.1%
Non-GAAP general and administrative % of revenue	12.5%	11.8%	12.1%	12.3%	12.0%	11.5%	13.2%	11.1%	12.2%
Non-GAAP operating margin	16.6%	21.6%	23.4%	25.2%	28.3%	32.0%	11.8%	15.4%	22.1%
Non-GAAP research and development plus capitalized software % of revenue	18.7%	17.2%	16.1%	15.6%	16.5%	14.6%	16.8%	19.1%	16.8%
FOREIGN EXCHANGE RATES:
GBP to USD average period rate	1.28	1.26	1.29	1.32	1.38	1.40	1.34	1.28	1.29
GBP to USD end of period spot rate	1.23	1.23	1.28	1.37	1.38	1.38	1.27	1.32	1.37
EUR to USD average period rate	1.10	1.11	1.17	1.19	1.21	1.20	1.18	1.12	1.14
EUR to USD end of period spot rate	1.10	1.12	1.17	1.23	1.17	1.19	1.14	1.12	1.23

[1]

During the second quarter of 2020, we adjusted our method of determining customer count to exclude customers that are sold through resellers that share one tenant or instance of our product. The numbers included here reflect this change. We continue to exclude customers from our Cornerstone for Salesforce, PiiQ, Grovo, Workpop, and Clustree products from our customer count metrics.

[2]

During 2020, we adjusted our method of determining our net annual dollar retention rate. Prior to 2020, incremental sales were only included to the extent those sales offset any decrease in annual recurring revenue from the original amount on the first day of the fiscal year and therefore, the historical net annual dollar retention rate could never exceed 100%. Beginning in 2020, this ratio includes all customers. Previously, Cornerstone for Salesforce, Cornerstone PiiQ, Grovo, and Workpop customers were excluded from the calculation. The percentages included here reflect these changes.

	FY 2020				FY 2021
	Q1’20	Q2’20	Q3’20	Q4’20	Q1’21	Q2’21	FY18	FY19	FY20
NON-GAAP RECONCILIATIONS FOR SELECTED METRICS (in thousands, except percentages):
Net cash provided by operating activities	5,988	22,774	33,147	35,025	78,111	45,316	90,253	115,549	96,934
Capital expenditures	(971)	(1,304)	(635)	(2,875)	(943)	(1,694)	(14,895)	(18,034)	(5,785)
Capitalized software costs	(7,389)	(6,135)	(6,772)	(6,779)	(7,721)	(7,440)	(25,515)	(24,668)	(27,075)
Cash paid for interest	8,625	59	30,189	10,985	18,976	8,101	13,628	17,356	49,858

Unlevered free cash flow	6,253	15,394	55,929	36,356	88,423	44,283	63,471	90,203	113,932
Unlevered free cash flow margin	4.2%	8.4%	28.0%	17.6%	42.3%	20.7%	11.8%	15.6%	15.4%
Gross margin	72.1%	68.5%	67.7%	69.8%	71.1%	71.6%	73.2%	74.1%	69.4%
Stock-based compensation	1.4%	1.2%	1.1%	0.9%	1.0%	1.1%	0.7%	1.1%	1.0%
Amortization of intangible assets	1.1%	4.0%	4.7%	4.5%	4.5%	4.4%	0.2%	0.8%	3.8%

Non-GAAP gross margin	74.6%	73.7%	73.5%	75.2%	76.6%	77.1%	74.1%	76.0%	74.2%
Sales and marketing % of revenue	36.9%	35.2%	36.0%	35.5%	33.3%	31.6%	41.8%	39.5%	35.8%
Stock-based compensation	(5.1)%	(3.0)%	(3.5)%	(3.3)%	(3.1)%	(2.5)%	(4.6)%	(4.8)%	(3.6)%
Amortization of intangible assets	(0.1)%	(5.8)%	(7.2)%	(6.8)%	(6.7)%	(6.6)%	—%	—%	(5.3)%

Non-GAAP sales and marketing % of revenue	31.7%	26.4%	25.3%	25.4%	23.5%	22.5%	37.2%	34.7%	26.9%
Research and development % of revenue	16.0%	15.4%	14.9%	14.9%	14.7%	12.7%	14.3%	17.5%	15.2%
Stock-based compensation	(2.2)%	(1.5)%	(2.2)%	(2.6)%	(1.9)%	(1.6)%	(2.2)%	(2.7)%	(2.1)%

Non-GAAP research and development % of revenue	13.8%	13.9%	12.7%	12.3%	12.8%	11.1%	12.1%	14.8%	13.1%
General and administrative % of revenue	16.5%	13.8%	14.5%	15.2%	15.1%	14.7%	16.7%	15.0%	14.9%
Stock-based compensation	(4.0)%	(1.8)%	(2.1)%	(2.6)%	(2.8)%	(2.9)%	(3.5)%	(3.9)%	(2.5)%
Amortization of intangible assets	—%	(0.2)%	(0.3)%	(0.3)%	(0.3)%	(0.3)%	—%	—%	(0.2)%

Non-GAAP general and administrative % of revenue	12.5%	11.8%	12.1%	12.3%	12.0%	11.5%	13.2%	11.1%	12.2%
Operating margin	(1.8)%	(12.1)%	(0.8)%	(2.3)%	4.3%	9.8%	(1.4)%	2.1%	(4.3)%
Stock-based compensation	12.7%	7.4%	8.9%	9.3%	8.8%	8.1%	11.1%	12.5%	9.5%
Amortization of intangible assets	1.2%	10.1%	12.2%	11.6%	11.6%	11.3%	0.2%	0.8%	9.3%
Acquisition-related and integration	4.5%	10.9%	2.4%	2.7%	0.7%	0.6%	0.2%	—%	5.0%
Restructuring	—%	5.3%	0.7%	3.9%	2.9%	2.2%	1.7%	—%	2.6%

Non-GAAP operating margin	16.6%	21.6%	23.4%	25.2%	28.3%	32.0%	11.8%	15.4%	22.1%
Research and development plus capitalized software % of revenue	20.9%	18.7%	18.3%	18.2%	18.4%	16.2%	19.0%	21.8%	18.9%
Stock-based compensation	(2.2)%	(1.5)%	(2.2)%	(2.6)%	(1.9)%	(1.6)%	(2.2)%	(2.7)%	(2.1)%

Non-GAAP research and development plus capitalized software % of revenue	18.7%	17.2%	16.1%	15.6%	16.5%	14.6%	16.8%	19.1%	16.8%

Investor Relations Contact:

Jason Gold

Phone: +1 (310) 526-2531

jgold@csod.com

Media Contact:

Deaira Irons

Phone: +1 (310) 752-0164

dirons@csod.com